UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 19, 2005

Schnitzer Steel Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (IRS Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

(503) 224-9900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 24, 2005, Schnitzer Steel Industries, Inc. (the “Company”) announced that Kelly E. Lang, who served as Acting Chief Financial Officer from June 2, 2005 until August 24, 2005, became Vice President for Asset and Operational Integration. In this new position, Mr. Lang will focus on integrating new acquisitions into the Company’s existing business. On August 23, 2005, Gregory J. Witherspoon was appointed as Interim Chief Financial Officer of the Company, replacing Mr. Lang. Mr. Witherspoon, 58, has been a Managing Director with the financial consulting firm, Plan Bravo Partners, LLC in Los Angeles for the past seven years. Mr. Witherspoon’s financial consulting engagements have included a two-year assignment as President of a chain of hotels and restaurants, and a six-month assignment as Interim President and Chief Financial Officer of an automobile lender. He served as Chief Financial Officer of Aames Financial Corp., a sub-prime mortgage lender, from 1987 to 1998, which became a publicly traded company in 1991. Mr. Witherspoon began his career with Deloitte & Touche as a Certified Public Accountant. A copy of the press release announcing these two appointments is attached hereto as exhibit 99.1 and incorporated by reference herein.

The Company expects to enter into an agreement with Mr. Witherspoon regarding his position including compensation and term. Upon finalization of the agreement, the Company will file an amendment to this Form 8-K describing its material terms.

Item 8.01	Other Events

On August 23, 2005, the Company received from the Securities and Exchange Commission (the “SEC”) a formal order of investigation relating to the Company's previously announced independent investigation of the past practice of paying improper commissions to purchasing managers of customers in Asia in connection with export sales of recycled ferrous metals. The Company had voluntarily notified the Securities and Exchange Commission and the U.S. Department of Justice of the independent investigation; and instructed its outside law firm to provide those agencies with the information obtained as a result of the investigation; and continues to cooperate fully with those agencies. The previously announced investigation is being conducted by an independent law firm working under the supervision of the Audit Committee of the Company's Board of Directors (the “Board”).

On August 19, 2005, the Company signed a letter of intent setting forth the intention of the Company and the Izzo Group, Inc. and certain of its affiliates (“Izzo”) to proceed with a proposed acquisition by the Company of all of the outstanding membership interests in Metals Recycling LLC, a limited liability company organized under the laws of Rhode Island (“MRL”), other than membership interests held by Prolerized New England Company, a New York Partnership (“PNE”), from Izzo (the “Acquisition”). PNE currently owns approximately 60% of the outstanding equity of MRL and Izzo owns approximately 40% of the outstanding equity of MRL. The Company is currently an indirect owner of 50% of PNE, and on June 8, 2005 it entered into an agreement (the “Master Agreement”) with Hugo Neu Corporation and its affiliates to acquire the 50% in PNE it does not currently own. The Company and Izzo intend that the Acquisition would occur as soon as practicable following (and in any event not before) the consummation of the transactions contemplated by the Master Agreement. MRL has scrap metal operations in New England.

On August 24, 2005, the Company issued an e-mail to employees discussing the events disclosed in this Form 8-K as well as other recent events concerning the Company, including commenting on the continuing independent investigation of the Audit Committee of the Board of Directors of the Company of the past practice of paying improper commissions to purchasing managers of customers in Asia in connection with export sales. A copy of the e-mail to employees is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.
99.1	Press Release of Schnitzer Steel Industries, Inc. issued on August 24, 2005
99.2	E-mail to employees issued on August 24, 2005

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Forward-looking statements

Certain statements in this Form 8-K are "forward-looking statements" within the meaning of U.S. federal securities laws. The Company intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements include, but are not limited to, statements about the Company’s expectation that the Acquisition and the transactions contemplated by the Master Agreement will be consummated. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the information set forth in these forward-looking statements include the satisfaction of the conditions to closing under the Master Agreement and unexpected delays in the completion of the Acquisition, any inability to satisfy any closing conditions to the Acquisition, actions or inactions of government regulators and other third parties and other factors, some of which are discussed in the Company’s most recent annual report on Form 10-K and its most recent quarterly report on Form 10-Q. Many of these factors and events are beyond the Company’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: August 24, 2005	By:	/s/ John D. Carter
Name: John D. Carter
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Schnitzer Steel Industries, Inc. issued on August 24, 2005
99.2	E-mail to employees issued on August 24, 2005

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